EXHIBIT 10.4

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of JULY 17th, 2022, (the “Effective Date”) by and between Frontera Group Inc., a Nevada corporation (the “Company”) and Long Side Ventures, LLC, a Florida limited liability company, (the “Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain Services (as defined in Section 3 below) for compensation, and Consultant desires to provide the Services to the Company, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Engagement. The Company hereby engages Consultant to provide the Services during the Term (as defined below), and Consultant hereby accepts such engagement to provide the Services during the Term (the “Engagement”).

2.	Term of Engagement; Termination.

a.       Term. The Engagement shall commence on the Effective Date and shall terminate on the five-month anniversary thereof, unless earlier terminated in accordance with Section 2(b) below (the “Term”).

b.       Termination. This Agreement may be terminated by Consultant or the Company at any time upon thirty (30) days prior written notice of such termination to the other party.

Effect of Termination. In the event of a termination of this Agreement, (i) Consultant shall remain entitled to receive all of the Consulting Shares (as defined in Section 5) and (ii) the Company shall reimburse Consultant for all expenses previously approved by the Company and incurred by Consultant in connection with Consultant’s Engagement.

3.	Services to be Provided by Consultant. During the Term, Consultant shall provide services to the Company as set forth on Exhibit A, as well as any other services that are mutually agreed between the parties hereto (collectively, the “Services”). The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect. Consultant shall have control over the time, method and manner of performing the Services. Consultant shall render such services as are from time to time requested by the Company’s management. The Parties acknowledge and agree that Consultant is not a Registered Broker-Dealer and that Consultant shall not participate and shall have no obligation to participate in any actions that would require the Consultant to be registered as a broker-dealer or a registered representative of a broker-dealer.

Company Obligations. The Parties agree that throughout the term of this Agreement, the Company shall, at its sole expense, cooperate and deliver all documents and information to Consultant, as reasonably requested by Consultant, without unreasonable delay so as to allow Consultant to render the services provided in this Agreement.

c.	The Parties acknowledge and agree that during the term of this Agreement: (a) Consultant shall have the right, in its sole discretion, to determine the suitability and form of services to be render to the Company; (b) the Company shall assume and at all times retain an obligation to provide timely, accurate, and complete information and documents to Consultant, as reasonably requested by Consultant; and (c) Consultant’s obligations under this Agreement are, at all times, subject to the Company’s delivery of documents to Consultant that are, at the time of delivery, timely, accurate, and complete. In the event that the Company fails to fulfill its obligations under this Section 4.a, such failure shall be considered a material breach of this Agreement.

The Parties agree that the Company shall be solely responsible for the accuracy and completeness of the information, documents (including, but not limited to, information, memoranda, press releases, public announcements, and other similar statements) that the Company issues or delivers, directly or indirectly, to Consultant and all other third parties regarding the Company, its affairs, plans, or future prospects and the representations contain in any of them (the “Company’s Statements”). At all times during the term of this Agreement, the Company shall, upon reasonable receipt of any request from Consultant, provide Consultant with prompt written confirmation of the accuracy and completeness of the Company’s Statements. Further, the Parties agree that Consultant’s sole responsibility is to ensure that the statements and information it distributes or publishes is consistent with the Company’s Statements; and

The Company will promptly review materials created and submitted by Consultant and inform Consultant, in writing of any inaccuracies contained therein prior to the distribution of said materials by Consultant to other parties.

4.	Compensation. In consideration for the Services to be provided hereunder, Consultant shall receive a consulting fee equal to $30,000 per month, payable in advance on a monthly basis (the “Monthly Consulting Fee”) and due no later than the 5th day of each month during which services are to be provided. At the Consultant’s sole election, Consultant may elect to receive payment of the Monthly Consulting Fee in shares of the Company’s common stock if the Company has a then qualified offering pursuant to Regulation A (a “Qualified Regulation A Offering”) and such shares are issued pursuant to such Qualified Regulation A Offering. The number of shares issuable in payment thereof shall be calculated by dividing the offering price of the Company’s common stock as set forth in the Qualified Regulation A Offering by the Monthly Consulting Fee. If the Consultant elects to be paid the Monthly Consulting Fee in shares instead of cash, the Consultant may elect to accelerate the payment of the remaining amounts that could become due under this Agreement and receive that number of shares equal to the aggregate amount of the Monthly Consulting Fees remaining under this Agreement divided by the Regulation A offering Price. Notwithstanding the foregoing, the Company shall not issue a number of shares that would cause the Consultant to own more than 9.9% of issued and standing shares of the Company. In such case were the election by the Consultant would result in the issuance of a number of shares in excess of 9.9% then the Company shall retain such number of additional shares for issuance to the Consultant at such later date so that the Consultant does not own more than 9.9% of the issued and outstanding shares of the Company.

d.	Should there be a change in control (as defined below) of the Company prior to the completion of this Agreement the total of the unpaid Monthly Consulting Fees shall become immediately due and payable either in cash or in shares of Company common stock issued pursuant to a Qualified Regulation A Offering.

For the purposes of this Section 5, “Change in Control” means:

i.	any person or entity becoming the beneficial owner, directly or indirectly, of securities of the Company representing forty (40%) percent of the total voting power of all its then outstanding voting securities;

ii.	a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation;

iii.	a sale of substantially all the assets of the Company or a liquidation or dissolution of the Company; or

iv.	individuals who, as of the date of the signing of this Agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date of the signing of this Agreement, whose election, or nomination for election by the Company stockholders, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

5.	Expenses. The Company shall reimburse Consultant for all reasonable expenses incurred by Consultant in providing the Services hereunder no later than thirty (30) days after the submission of an invoice evidencing such expenses in a form reasonably satisfactory to the Company.

No Exclusivity. The Company hereby acknowledges and agrees that nothing in this Agreement shall prohibit Consultant from continuing to provide services similar to the Services to other companies or otherwise engaging in Consultant’s business activities.

6.	Independent Contractor Status. It is understood and agreed that in the performance of the Services hereunder, Consultant is acting as an independent contractor and not as an agent or employee of, or partner, joint venturer or in any other relationship with, the Company. Consultant acknowledges that no income, social security or other taxes will be withheld or accrued by the Company, on Consultant’s behalf. Neither the Company nor Consultant has the authority to bind the other in any agreement without the prior written consent of the entity to be bound.

Confidentiality. In connection with Consultant’s Engagement, it is contemplated that the Company may supply Consultant with non-public or proprietary information concerning the Company and its business and operations and affiliates relating to certain privileged and confidential business, financial and technical matters that it would like Consultant to evaluate or in relation to the provision of the Services (“Confidential Information”). These disclosures will be given in strict secrecy and confidence and Consultant agrees to use its best efforts to protect the integrity and confidentiality of the Proprietary Information. As used herein, Confidential

Information means any and all non-public data, ideas and information, in whatever form, tangible or intangible, which is provided to Consultant by the Company in connection with the Agreement.

Publicity. No party hereto shall disclose the existence or terms of this Agreement to any person or entity without the prior written consent of the other party hereto, except for the Company’s obligation to report the terms of this Agreement in its filings with the SEC or for the issuance of the shares pursuant to Section 5, above

Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented Consultant in connection with various legal matters and each party waives any conflicts of interest or other allegations that it has not been represented by its own counsel.

Consultant Representations. In connection with the Consulting Shares to be acquired by Consultant hereunder, Consultant represents and warrants to the Company that:

e.       Consultant acknowledges that Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers to other representatives of the Company concerning an investment in the Consulting Shares, and any additional information which Consultant has requested.

f.       Consultant has had experience in investments in restricted and publicly traded securities, and has had experience in investments in speculative securities and other investments which involved the risk of loss of investment. Consultant acknowledges that an investment in the Consulting Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment and Consultant can afford the risk of loss of his entire investment in the Consulting Shares.

Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933.

Consultant is acquiring the Consulting Shares for Consultant’s own account for investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

7.	General Terms.

g.       Any notice to be given hereunder by a party to any other party hereto may be effectuated in writing by personal delivery, by mail, registered or certified, postage prepaid, with return receipt requested, or by facsimile or other electronic transmission and addressed to such party at the address set forth on the signature page below.

h.       If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid or enforceable, or if it cannot be so modified, then severed, and the remainder of the Agreement shall continue in full force and effect.

i.       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Miami. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Miami for the adjudication of any dispute hereunder or in connection herewith or with respect to the enforcement of this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, arrangements or understandings with respect to the subject matter hereof, whether oral or written.

j.       This Agreement may not be modified, and no except in a writing signed by the parties hereto.

k.       No term of this Agreement may be waived, except in a writing signed by the party hereto entitled to the benefit of such term.

l.       Each party hereto represents and agrees that such party is authorized to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms. This Agreement may not be assigned by any party.

m.       This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 27th day of April, 2022.

Long Side Ventures, LLC		Frontera Group, Inc.

By:	/s/ Ben Kaplan	By:	/s/ Andrew De Luna
Name: Ben Kaplan		Name: Andrew De Luna
Title: Manager		Title: Interim CEO

Address for Notice:		Address for Notice:

13005 Coronado LN		140-75 Ash Avenue
North Miami, FL 33181		Suite 2C
Flushing, NY 1135

EXHIBIT A

Services

Long Side Ventures, LLC will provide the following services to Progressive Care, Inc. pursuant to an executed consulting agreement:

1.	Provide Strategic Advice on Capital Markets Strategies and uplisting to Nasdaq or other National Market, and debt restructuring.

2.	Introduce the Company to investment banks, underwriters, and specialists in uplisting. Introduce potential Merger and Acquisitions candidates